EXHIBIT 99.1

News Releases

Dobson Communications Reports Third Quarter 2004 Results

OKLAHOMA CITY, Nov. 4, 2004 — Dobson Communications Corporation (Nasdaq:DCEL) today reported a net loss applicable to common shareholders of $13.5 million, or $0.10 per share, for the third quarter ended September 30, 2004. This compares with a net loss applicable to common shareholders of $21.2 million, or $0.19 per share, for the third quarter of 2003, which included a $28.1 million loss from extinguishment of debt. (See Table 1.) In the second quarter of 2004, Dobson reported a net loss applicable to common shareholders of $15.9 million, or $0.12 per share.

Dobson’s current-year results include the operations of Michigan 5 Rural Service Area (RSA), which the Company acquired on February 17, 2004, and the Michigan markets acquired from NPI-Omnipoint Wireless, LLC on June 15, 2004. The Company’s results of operations for the third quarter of 2003 include the operations of American Cellular Corporation from and after the date of acquisition on August 19, 2003. Complete results for American Cellular for all relevant periods are reflected in Table 5.

Dobson reported EBITDA of $95.1 million for the third quarter of 2004, compared with $95.3 million for the third quarter of 2003 and $85.7 million for the second quarter of 2004. Please see Table 3 for EBITDA reconciliation to GAAP measures.

Total revenue was $272.4 million for the third quarter of 2004, of which $62.2 million, or 23 percent, was roaming revenue. For the third quarter of 2003, Dobson reported total revenue of $213.1 million, of which $55.7 million, or 26 percent, was roaming revenue. For the second quarter of the current year, total revenue was $252.4 million, of which $50.6 million, or 20 percent, was roaming revenue.

Average service revenue per unit (ARPU) per month for the third quarter of 2004 was $41.20, compared with $41.71 for the same period last year and $40.03 for the second quarter of 2004. ARPU includes postpaid, prepaid and reseller ARPU.

In the third quarter of 2004, Dobson recognized $1.2 million in USF revenue related to its newly approved ETC designation in Wisconsin. Late in the third quarter, Dobson’s subsidiary, Dobson Cellular Systems, Inc., was designated an Eligible Telecommunications Carrier (ETC) by the Public Service Commission of Michigan and by the Oklahoma Corporation Commission. With these designations, Dobson is eligible to receive additional Universal Service Fund (USF) support, which facilitates the delivery and improvement of telecommunications services to rural markets.

Based on the completion of routine ETC procedures, Dobson plans to recognize USF revenue of approximately $2 million in the fourth quarter of 2004.

Roaming Trends

Dobson Communications reported approximately 450 million roaming minutes of use (MOUs) for the third quarter of 2004, with a blended yield of approximately $0.138 per MOU. Roaming MOUs for the third quarter of 2004 reflected an approximately 1 percent increase over those for the third quarter of 2003 on a “same-store” basis that includes Michigan RSA 5, NPI and American Cellular throughout both periods. On this basis, for the third quarter of 2003, the Company would have reported approximately 446 million roaming MOUs.

Approximately 191 million roaming MOUs, or 43 percent of Dobson’s third quarter roaming MOUs, were on its GSM network, compared with 25 percent in the second quarter of 2004 and 10 percent in the first quarter of 2004.

Operating Trends

As previously announced, Dobson reported approximately 121,600 total gross subscriber additions for the third quarter of 2004, of which approximately 69,000 selected GSM calling plans. Approximately 97,700 of its third quarter gross additions selected postpaid and prepaid calling plans, while approximately 23,900 related to resellers. (See Table 3.)

This compared with approximately 107,000 total gross subscriber additions in the second quarter of 2004, of which approximately 39,100 selected GSM calling plans.

For the third quarter of 2003, the Company reported approximately 113,900 gross additions for the combined operations of Dobson and American Cellular.

Postpaid customer churn was 2.05 percent for the third quarter of 2004, compared with 1.7 percent for the second quarter of 2004 and for the third quarter of 2003.

For the third quarter of 2004, the Company reported net subscriber additions of approximately 1,200, bringing total subscribers served as of September 30, 2004 to approximately 1,608,700. The Company’s subscriber base declined by approximately 7,500 postpaid and 200 prepaid subscribers, while it added approximately 8,900 reseller subscribers. Dobson reported approximately 7,200 net subscriber additions for the second quarter of 2004 and 16,600 in last year’s third quarter for its combined operations.

During the third quarter of 2004, approximately 74,500 TDMA subscribers migrated to GSM calling plans, compared with 68,700 migrations in the second quarter of 2004. The Company noted that the pace of migrations slowed in September 2004, compared with July and August.

At September 30, 2004, approximately 286,500 customers, or 18 percent of its total subscriber base, were on GSM calling plans, compared with approximately 152,600 GSM subscribers, or 9.5 percent of its subscriber base, at June 30, 2004.

As of September 30, 2004, approximately 70 percent of Dobson’s postpaid subscribers were under contract and the average remaining life of contract was 13 months.

Capital Expenditures and Balance Sheet

Capital expenditures were approximately $28.9 million in the third quarter of 2004, bringing the Company’s nine-month total to $117.8 million.

The Company ended the third quarter of 2004 with approximately $63.5 million in cash and cash equivalents, approximately $2.4 billion in total debt, and approximately $359 million in preferred stock obligations. (See Table 2.)

On October 26, 2004, Dobson Cellular Systems, Inc., a wholly owned subsidiary of Dobson Communications, announced the pricing of a private placement of $825 million of Senior Secured Notes, consisting of $250 million of 8-3/8% First Priority Senior Secured Notes due 2011, $250 million of First Priority Senior Secured Floating Rate Notes due 2011 and $325 million of 9-7/8% Second Priority Senior Secured Notes due 2012. The First Priority Senior Secured Floating Rate Notes due 2011 will bear interest at a rate equal to three-month LIBOR plus 4.75%.

The proceeds from the debt offering will be used to refinance outstanding borrowings under the existing senior credit facility of Dobson Cellular, repurchase a portion of Dobson Communications’ outstanding debt securities in one or more privately negotiated transactions and for general corporate purposes, including the funding of the subsidiary’s planned acquisition of RFB Cellular, Inc. As part of the refinancing, Dobson Cellular expects to amend its existing credit facility to, among other things, eliminate the term loan portion, amend the revolving portion to provide for maximum borrowing of $75 million, and amend certain financial covenants. These transactions are expected to close on Monday, November 8, 2004.

Dobson has bid to acquire the Michigan wireless assets of RFB Cellular and certain affiliates in a sale pursuant to Bankruptcy Code section 365. The auction is scheduled for December 14, 2004 and other bidders could submit higher bids. The acquisition is subject to bankruptcy court approval, scheduled for hearing on December 16, 2004.

Third Quarter 2004 Conference Call

On Friday, November 5, 2004, Dobson plans to hold a conference call to discuss its third quarter 2004 results. The call is scheduled to begin at 9 a.m. CT (10 a.m. ET). Investors will be able to listen by phone or via web-cast on Dobson’s web site at www.dobson.net. During the call, management is likely to discuss its expectations for the remainder of 2004. Those interested may access the call by dialing:

Conference call (800) 810-0924
Pass code 971039
A replay of the call will be available later in the day via
Dobson’s web site or by phone.
Replay (888) 203-1112
Pass code 971039

The replay will be available by phone for two weeks.

For further analysis of the third quarter of 2004, please see the Company’s quarterly report on Form 10-Q, which Dobson plans to file on Tuesday, November 9, 2004.

Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on Dobson and its operations, please visit its web site at www.dobson.net

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition; shortages of key network equipment and/or handsets; restrictions on the Company’s ability to finance its growth; the potential that a competitor may outbid Dobson for the RFB property, and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Table 1

Dobson Communications Corporation
Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	($ in thousands except per share data)
	(unaudited)
Operating Revenue
Service revenue	$198,740	$148,344	$569,728	$320,152
Roaming revenue	62,221	55,721	154,902	145,067
Equipment & other revenue	11,438	9,005	33,923	20,220

Total	272,399	213,070	758,553	485,439

Operating Expenses (excluding depreciation & amortization)
Cost of service (exclusive of depreciation & amortization shown separately below)	69,299	49,958	185,457	113,973
Cost of equipment	30,242	16,924	81,647	34,860
Marketing & selling	32,816	21,607	95,763	48,800
General & administrative	44,893	29,324	131,725	61,916

Total	177,250	117,813	494,592	259,549

EBITDA (1)	95,149	95,257	263,961	225,890
Depreciation & amortization	(49,456)	(32,601)	(141,539)	(73,864)

Operating income	45,693	62,656	122,422	152,026
Interest expense	(54,456)	(37,869)	(161,477)	(85,190)
Dividends on mandatorily redeemable preferred stock	(8,290)	(17,833)	(25,197)	(17,833)
Other income (expense), net	511	(2,313)	2,230	2,299
(Loss) gain from extinguishment of debt	—	(28,102)	5,739	(28,102)
Gain (loss) on redemption and repurchases of mandatorily redeemable preferred stock	1,410	—	6,478	—
Minority interests in income of subsidiaries	(1,512)	(1,846)	(3,514)	(5,251)

(Loss) income before income taxes	(16,644)	(25,307)	(53,319)	17,949
Income tax benefit (expense)	5,636	2,835	13,139	(13,596)

(Loss) income from continuing operations	(11,008)	(22,472)	(40,180)	4,353
Discontinued operations:
Income from discontinued operations, net of taxes (2)	—	2,158	443	12,541
Gain on discontinued operations, net of taxes	—	—	—	27,515

Net (loss) income	(11,008)	(20,314)	(39,737)	44,409
Dividends on preferred stock	(2,473)	(878)	(6,190)	(41,421)
Gain on redemption and repurchases of preferred stock	—	—	—	218,310

Net (loss) income applicable to common share- holders	$(13,481)	$(21,192)	$(45,927)	$221,298

Basic net (loss) income applic- able to common shareholders per common share	$(0.10)	$(0.19)	$(0.34)	$2.28

Basic weighted average common shares outstanding	133,790,430	110,588,140	133,763,531	97,059,585

Diluted net (loss) income applicable to common shareholders per common share	$(0.10)	$(0.19)	$(0.34)	$2.21

Diluted weighted average common shares outstanding	133,790,430	110,588,140	133,763,531	100,128,791

(1)	EBITDA is defined as income (loss) from continuing operations before depreciation and amortization, interest expense, dividends on mandatorily redeemable preferred stock, other income (expense), net, gain (loss) from extinguishment of debt, gain (loss) from redemption and repurchases of mandatorily redeemable preferred stock, minority interests in income of subsidiaries and income tax benefit (expense). We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

(2)	Operating results from income from discontinued operations:

		Three Months Ended	Nine Months Ended
		September 30,	September 30,
	2004	2003	2004	2003
Service revenue	$—	$4,419	$2,383	$27,424
Roaming revenue	—	5,754	1,067	33,518
Equipment & other revenue	—	183	106	1,343

Total operating revenue	—	10,356	3,556	62,285

Cost of service (exclusive of depreciation & amortization shown separately below)	—	2,247	824	13,627
Cost of equipment	—	499	235	3,065
Marketing & selling	—	1,130	605	5,928
General & administrative	—	1,099	529	7,245

Total operating expenses (excluding depreciation and amortization)	—	4,975	2,193	29,865

EBITDA	—	5,381	1,363	32,420

Depreciation & amortization	—	(1,231)	(647)	(7,591)
Interest expense & other	—	(670)	(2)	(4,601)
Income tax expense	—	(1,322)	(271)	(7,687)

Income from discontinued operations	$—	$2,158	$443	$12,541

Table 2

Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

Balance Sheet Data:	September 30, 2004	December 31, 2003
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (1)	$63.5	$208.2

Total Debt:
DCS credit facility	$565.5	$548.6
DCC 10.875% Senior Notes, net	298.6	298.4
DCC 8.875% Senior Notes	594.5	650.0
Dobson/Sygnet Senior Notes	—	5.3
ACC 9.5% Senior Notes, net	13.6	12.9
ACC 10.0% Senior Notes	900.0	900.0

Total debt	2,372.2	$2,415.2

Preferred Stock:
Senior Exchangeable Preferred Stock, 12.25%, net (2)	45.2	59.2
Senior Exchangeable Preferred Stock, 13.00%, net (3)	191.4	194.1
Series F Preferred Stock	122.5	122.5

Total preferred stock	$359.1	$375.8

	Nine Months Ended
	September 30,
	2004	2003
	($ in millions)
Capital Expenditures (4):	$117.8	$106.0

(1)	Includes $7.2 million and $30.8 million of cash from American Cellular at September 30, 2004 and December 31, 2003, respectively.

(2)	Net of deferred financing costs of $(0.2) million and $(0.6) million and discount of $(0.8) million and $(1.2) million at September 30, 2004 and December 31, 2003, respectively.

(3)	Net of deferred financing costs of $(1.5) million and $(1.9) million at September 30, 2004 and December 31, 2003, respectively.

(4)	Does not include $33.5 million of capital expenditures for American Cellular for the period from January 1, 2003 to August 18, 2003.

Table 3

Dobson Communications Corporation
(Includes results of American Cellular
   since its acquisition on 8/19/03)

For the Quarter Ended

	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$148,344	$185,708	$181,699	$189,288	$198,740
Roaming revenue	55,721	56,132	42,075	50,606	62,221
Equipment & other revenue	9,005	8,475	10,017	12,469	11,438

Total	213,070	250,315	233,791	252,363	272,399

Operating Expenses (excluding depreciation & amortization)
Cost of service	49,958	59,463	54,186	61,972	69,299
Cost of equipment	16,924	21,752	23,534	27,870	30,242
Marketing & Selling	21,607	30,747	29,162	33,786	32,816
General & adminis- trative	29,324	44,192	43,776	43,056	44,893

Total	117,813	156,154	150,658	166,684	177,250

EBITDA (1)(2)	$95,257	$94,161	$83,133	$85,679	$95,149

Pops	10,620,900	10,620,900	10,790,300	11,436,800	11,436,800
Post-paid
Gross Adds	68,800	89,100	68,700	73,500	83,200
Net Adds	12,000	8,200	(14,300)	(400)	(7,500)
Subscribers	1,441,800	1,451,700	1,457,600	1,480,100	1,472,600
Churn	1.7%	1.9%	1.9%	1.7%	2.0%
Average Service Revenue per Subscriber (ARPU)	$43.68	$42.16	$40.86	$42.33	$43.92
Pre-paid
Gross Adds	7,000	12,600	16,000	13,300	14,500
Net Adds	1,700	4,700	7,400	(1,300)	(200)
Subscribers	30,600	28,700	36,400	45,300	45,100
Reseller
Gross Adds	11,000	15,400	14,900	20,200	23,900
Net Adds	900	1,500	1,500	8,900	8,900
Subscribers	70,200	71,700	73,200	82,100	91,000
Total
Gross Adds	86,800	117,100	99,600	107,000	121,600
Net Adds	14,600	14,400	(5,400)	7,200	1,200
Subscribers	1,542,600	1,552,100	1,567,200	1,607,500	1,608,700
ARPU	$41.71	$40.01	$38.83	$40.03	$41.20
Penetration	14.5%	14.6%	14.5%	14.1%	14.1%

(1)	Includes $2.2 million, $1.7 million, $1.3 million, $1.6 million and $1.9 million of EBITDA for the quarters ended September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to loss from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Loss from continuing operations	$(22,472)	$(55,053)	$(15,125)	$(14,047)	$(11,008)
Add back non- EBITDA items included in loss from continuing operations:
Depreciation & amortization	(32,601)	(45,560)	(45,448)	(46,635)	(49,456)
Interest expense	(37,869)	(52,957)	(54,238)	(52,784)	(54,456)
Dividends on mandatorily redeemable preferred stock	(17,833)	(12,735)	(8,618)	(8,289)	(8,290)
Other (expense) income, net	(2,313)	1,530	1,277	442	511
(Loss) gain from extin- guishment of debt	(28,102)	(24,175)	5,739	—	—
(Loss) gain from redemption of preferred stock	—	(26,777)	—	5,069	1,410
Minority interests in income of subsidiaries	(1,846)	(1,291)	(944)	(1,058)	(1,512)
Income tax benefit	2,835	12,751	3,974	3,529	5,636

EBITDA	$95,257	$94,161	$83,133	$85,679	$95,149

Table 4

Dobson Cellular Systems
(Formerly DOC and Sygnet)
For the Quarter Ended

	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$109,714	$107,335	$104,327	$109,460	$114,732
Roaming revenue	41,182	30,722	23,962	29,206	35,695
Equipment & other revenue	7,749	6,357	7,330	8,541	9,203

Total	158,645	144,414	135,619	147,207	159,630

Operating Expenses (excluding de- preciation & amortization)
Cost of service	38,536	36,013	32,218	38,542	42,847
Cost of equipment	12,424	11,148	13,410	15,042	18,660
Marketing & selling	15,053	16,283	15,947	18,538	18,472
General & ad- ministrative	20,997	23,010	23,284	22,920	24,513

Total	87,010	86,454	84,859	95,042	104,492

EBITDA (1)(2)	$71,635	$57,960	$50,760	$52,165	$55,138

Pops	5,623,900	5,623,900	5,793,300	6,439,800	6,439,800
Post-paid
Gross Adds	47,700	45,700	37,800	40,200	46,300
Net Adds	9,700	2,700	(10,000)	(1,100)	(7,200)
Subscribers	776,400	780,800	791,000	812,800	805,600
Churn	1.6%	1.8%	2.0%	1.7%	2.2%
Average Service Revenue per Subscriber (ARPU)	$46.02	$45.14	$43.32	$44.95	$46.11
Pre-paid
Gross Adds	5,700	7,000	9,000	8,300	10,100
Net Adds	1,600	2,300	4,200	(500)	100
Subscribers	22,500	18,200	22,700	32,400	32,500
Reseller
Gross Adds	8,900	10,000	9,200	10,100	11,000
Net Adds	1,100	1,900	1,200	3,500	3,000
Subscribers	42,000	43,900	45,100	48,600	51,600
Total
Gross Adds	62,300	62,700	56,000	58,600	67,400
Net Adds	12,400	6,900	(4,600)	1,900	(4,100)
Subscribers	840,900	842,900	858,800	893,800	889,700
ARPU	$43.81	$42.50	$40.87	$42.17	$42.89
Penetration	15.0%	15.0%	14.8%	13.9%	13.8%

(1)	Includes $2.2 million, $1.7 million, $1.3 million, $1.6 million and $1.9 million of EBITDA for the quarters ended September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to income (loss) from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Income (loss) from continuing operations	$1,094	$3,771	$10,837	$(1,302)	$(2,562)
Add back non- EBITDA items included in income (loss) from continuing operations:
Depreciation & amortization	(23,975)	(25,774)	(25,217)	(25,716)	(28,575)
Interest expense	(13,842)	(7,701)	(9,216)	(28,754)	(30,161)
Other (expense) income, net	(2,105)	3,838	2,445	1,264	977
Loss from extin- guishment of debt	(28,102)	(24,175)	(349)	—	—
Minority interests in income of subsidiaries	(1,847)	(1,291)	(944)	(1,059)	(1,512)
Income tax (expense) benefit	(670)	914	(6,642)	798	1,571

EBITDA	$71,635	$57,960	$50,760	$52,165	$55,138

Table 5

American Cellular Corporation

	Predecessor	ACC
	7/1/03 -	8/19/03 -
For the Quarter Ended	8/18/2003	9/30/2003	12/31/2003
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$42,492	$38,630	$78,372
Roaming revenue	19,989	14,539	25,410
Equipment & other revenue	2,819	1,994	3,679

Total	65,300	55,163	107,461

Operating Expenses (excluding depreciation & amortization)
Cost of service	13,802	11,612	23,849
Cost of equipment	5,527	4,500	10,604
Marketing & selling	6,348	6,553	14,464
General & administrative	9,488	8,872	22,338

Total	35,165	31,537	71,255

EBITDA (1)	$30,135	$23,626	$36,206

Pops	4,997,000	4,997,000	4,997,000
Post-paid
Gross Adds	22,800	21,100	43,400
Net Adds	2,000	2,300	5,500
Subscribers	663,100	665,400	670,900
Churn	2.0%	2.1%	1.9%
Average Service Revenue per Subscriber (ARPU)	$39.55	$41.09	$38.67
Pre-paid
Gross Adds	1,800	1,300	5,600
Net Adds	400	100	2,400
Subscribers	8,000	8,100	10,500
Reseller
Gross Adds	2,500	2,100	5,400
Net Adds	(400)	(200)	(400)
Subscribers	28,400	28,200	27,800
Total
Gross Adds	27,100	24,500	54,400
Net Adds	2,000	2,200	7,500
Subscribers	699,500	701,700	709,200
ARPU	$38.02	$39.38	$37.03
Penetration	14.0%	14.0%	14.2%

	ACC
	3/31/2004	6/30/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$77,372	$79,828	$84,008
Roaming revenue	18,113	21,401	26,526
Equipment & other revenue	4,424	5,665	3,973

Total	99,909	106,894	114,507

Operating Expenses (excluding depreciation & amortization)
Cost of service	22,148	23,611	26,633
Cost of equipment	10,124	12,828	11,582
Marketing & selling	13,215	15,248	14,343
General & administrative	22,044	21,688	21,933

Total	67,531	73,375	74,491

EBITDA (1)	$32,378	$33,519	$40,016

Pops	4,997,000	4,997,000	4,997,000
Post-paid
Gross Adds	30,900	33,300	36,900
Net Adds	(4,300)	700	(300)
Subscribers	666,600	667,300	667,000
Churn	1.8%	1.6%	1.9%
Average Service Revenue per Subscriber (ARPU)	$37.96	$39.22	$41.27
Pre-paid
Gross Adds	7,000	5,000	4,400
Net Adds	3,200	(800)	(300)
Subscribers	13,700	12,900	12,600
Reseller
Gross Adds	5,700	10,100	12,900
Net Adds	300	5,400	5,900
Subscribers	28,100	33,500	39,400
Total
Gross Adds	43,600	48,400	54,200
Net Adds	(800)	5,300	5,300
Subscribers	708,400	713,700	719,000
ARPU	$36.39	$37.42	$39.09
Penetration	14.2%	14.3%	14.4%

(1)	A reconciliation of EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles is as follows:

	Predecessor	ACC
	7/1/03 -	8/19/03 -
	8/18/2003	9/30/2003	12/31/2003
	($ in thousands except per subscriber data)
	(unaudited)
Net income (loss)	$2,642	$656	$(5,005)
Add back non-EBITDA items included in net income (loss):
Depreciation & amortization	(9,014)	(8,861)	(19,786)
Interest expense	(15,672)	(13,849)	(23,924)
Dividends on mandatorily redeemable preferred stock	(703)	—	—
Other income (expense), net	58	142	(568)
Income tax (expense) benefit	(2,162)	(402)	3,067

EBITDA	$30,135	$23,626	$36,206

	ACC
	3/31/2004	6/30/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Net income (loss)	$(7,364)	$(7,499)	$(3,380)
Add back non-EBITDA items included in net income (loss):
Depreciation & amortization	(20,231)	(20,919)	(20,881)
Interest expense	(23,675)	(23,692)	(23,971)
Dividends on mandatorily redeemable preferred stock	—	—	—
Other income (expense), net	(350)	(1,003)	(616)
Income tax (expense) benefit	4,514	4,596	2,072

EBITDA	$32,378	$33,519	$40,016

CONTACT:	Dobson Communications, Oklahoma City
J. Warren Henry
(405) 529-8820